ASSIGNMENT

          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Drew Industries Incorporated, a Delaware corporation ("Drew"), in accordance with and subject to the provisions of Section 16.2 of the Agreement, hereby assigns, transfers and conveys to Shoals Acquisition Corp., a Delaware corporation ("Shoals"), all Drew's right, title and interest in and to the Business and the Purchased Assets acquired from Shoals Supply, Inc., an Alabama corporation ("Seller") pursuant to an Asset Purchase Agreement, dated the date hereof (the "Agreement") by and among Drew, Seller and Lecil V. Thomas (the "Shareholder").

          In accordance with and subject to the provisions of
Section 16.2 of the Agreement, Drew hereby further assigns, transfers, and conveys to Shoals, and Shoals hereby assumes and agrees to pay and perform, all Drew's rights, remedies, liabilities and obligations pursuant to the Agreement and pursuant to each and every agreement and instrument delivered pursuant thereto, including, but not limited to, the Promissory Note, the Registration Rights Agreement, the Consulting and Non-Competition Agreement, the Escrow Agreement, the Leases, the Bill of Sale, the Non-Competition Agreements and the Employment Bonus Agreements (all as defined in the Agreement).

          IN WITNESS WHEREOF, , the parties hereto have executed this Assignment on the 15 day of February, 1996.

                              DREW INDUSTRIES INCORPORATED

                              By:_______________________________
                                 Leigh J. Abrams, President and
                                    Chief Executive Officer
Agreed:

SHOALS SUPPLY, INC.

By:__________________________
   Lecil V. Thomas, President

The Shareholder

____________________________
Lecil V. Thomas